UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2006
THE HOUSTON EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation	001-11899 (Commission File No.)	22-2674487 (IRS Employer Identification No.)

1100 Louisiana Street, Suite 2000 Houston, Texas (Address of principal execute offices)	77002-5215 (Zip Code)
(713) 830-6800
(Registrant’s telephone number, including area code)
Not Applicable
(Former names or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     A. Changes to Supplemental Executive Retirement Plan
     On July 25, 2006, The Houston Exploration Company (the “Company”) amended and restated its Supplemental Executive Retirement Plan to clarify the formula for calculating benefits under the plan. The formula for calculating benefits, as amended and restated, does not increase a participant’s benefits under the plan.
     The foregoing description of material changes to the Supplemental Executive Retirement Plan, as amended and restated, is qualified by reference to the provisions thereof, a copy of which is attached to this report as Exhibit 10.1 and incorporated by reference herein.
     B. Changes to Executive Deferred Compensation Plan
     Also on July 25, 2006, in order to minimize the impact of Section 409A of the Internal Revenue Code (“Section 409A”) on plan benefits, the Company amended its Executive Deferred Compensation Plan (the “2002 Executive Plan”) and adopted the 2005 Executive Deferred Compensation Plan (the “2005 Executive Plan”). Section 409A, which was created as part of the American Jobs Creation Act of 2004, imposes certain new requirements applicable to “nonqualified deferred compensation plans.” These new rules generally apply to amounts earned and vested after December 31, 2004. Failure to comply with the provisions of Section 409A could result in, among other things, a 20% penalty tax.
     The 2002 Executive Plan was amended to prohibit deferrals or contributions to the plan after December 31, 2004 and to transfer to the 2005 Executive Plan amounts not vested as of December 31, 2004, effectively grandfathering within the 2002 Executive Plan all participant deferrals and Company matching contributions that were vested as of December 31, 2004, as well as the earnings and losses on those amounts. The 2005 Executive Plan is substantially identical to the 2002 Executive Plan, except for changes attributable to Section 409A, and covers all participant deferrals and Company matching contributions from and after January 1, 2005, as well as any contributions made prior to such date that were not vested as of December 31, 2004, and the earnings or losses on such amounts. Concurrently with the adoption of the 2005 Executive Plan, the Company amended the trust agreement relating to the 2002 Executive Plan to cover both the 2002 Executive Plan, as amended, and the 2005 Executive Plan.
     The foregoing description of material changes to the Company’s 2002 Executive Plan and the provisions of the 2005 Executive Plan does not purport to be complete and is qualified by reference to Amendment No. 2 to the 2002 Executive Plan and by reference to the 2005 Executive Plan, copies of which are attached to this report as Exhibits 10.2 and 10.3 and incorporated by reference herein.
     C. Changes to Non-Employee Director Deferred Compensation Plan
     In April 2005, the Company made similar changes to minimize the impact of Section 409A on its Deferred Compensation Plan for Non-Employee Directors by amending the existing plan (the “2002 Director Plan”) and adopting the Post-2004, AJCA Compliant Deferred Compensation Plan for Non-Employee Directors (the “Post-2004 Director Plan”).

     As with the deferred compensation plans for executives, the 2002 Director Plan was amended to prohibit deferrals or contributions to the plan after December 31, 2004 and to transfer to the Post-2004 Director Plan amounts not vested as of December 31, 2004, effectively grandfathering within the 2002 Director Plan all participant deferrals and Company matching contributions that were vested as of December 31, 2004, as well as the earnings and losses on those amounts. The Post-2004 Director Plan is substantially identical to the 2002 Director Plan, except for changes attributable to Section 409A, and covers all participant deferrals and Company matching contributions from and after January 1, 2005, as well as any contributions made prior to such date that were not vested as of December 31, 2004, and the earnings or losses on such amounts.
     The foregoing description of material changes to the Company’s 2002 Director Plan and the provisions of the Post-2004 Director Plan does not purport to be complete and is qualified by reference to the Amendment to the 2002 Director Plan and by reference to the Post-2004 Director Plan, copies of which are attached to this report as Exhibits 10.4 and 10.5 and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

10.1	The Houston Exploration Company Supplemental Executive Retirement Plan (Amended and Restated on July 25, 2006).

10.2	Amendment No. 2 to The Houston Exploration Company Executive Deferred Compensation Plan.

10.3	The Houston Exploration Company 2005 Executive Deferred Compensation Plan.

10.4	Amendment to The Houston Exploration Company Non-Employee Director Deferred Compensation Plan.

10.5	The Houston Exploration Company Post-2004, AJCA Compliant Deferred Compensation Plan for Non-Employee Directors.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2006	THE HOUSTON EXPLORATION COMPANY
	By:	/s/ JAMES F. WESTMORELAND
James F. Westmoreland
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	The Houston Exploration Company Supplemental Executive Retirement Plan (Amended and Restated on July 25, 2006).

10.2	Amendment No. 2 to The Houston Exploration Company Executive Deferred Compensation Plan.

10.3	The Houston Exploration Company 2005 Executive Deferred Compensation Plan.

10.4	Amendment to The Houston Exploration Company Non-Employee Director Deferred Compensation Plan.

10.5	The Houston Exploration Company Post-2004, AJCA Compliant Deferred Compensation Plan for Non-Employee Directors.